EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow Appoints Curtis Watkins as Vice President, Energy Markets and Utilities

Former Duke Energy Veteran and Power Grid Expert to Help Propel Growth of SolarWindow

Columbia, MD – November 17, 2015 – SolarWindow Technologies, Inc. (OTCQB: WNDW), the leading developer of first-of-their-kind transparent electricity-generating coatings for windows on tall towers and skyscrapers, today announced it has named Curtis Watkins as its Vice President of Energy Markets and Utilities. In this position, Watkins will leverage nearly 10 years of leadership experience in the integration of new energy technologies. He will help lead the company's continuing efforts to raise awareness for SolarWindow and its build-out strategy for bringing the company's proprietary SolarWindow™ electricity-generating coatings to market.

Curtis Watkins, Vice President of Energy Markets and Utilities, SolarWindow Technologies, Inc.

"As SolarWindow maneuvers through and meets its development goals and further expands and integrates its go-to-market position, we continue to build a strong team of capable and experienced professionals that can boost our growth," said John A. Conklin, President and CEO, SolarWindow Technologies, Inc. "Curtis's proven abilities, creative mind and experience with introducing and managing game-changing technologies will help lead the company as we continue to change the way people think about, understand, and approach renewable energy."

Prior to joining SolarWindow, Watkins served as an expert in evaluating, advancing, and integrating emerging technologies at America's largest electric power holding company, Duke Energy, where he tenured as Project Manager, Emerging Technologies. He worked with a range of technologies, from smaller-scale applications for individual homes, to larger-scale grid technologies and distributed energy resources. Prior to his joining the Emerging Technology office in 2010, he worked in the IT sector developing secure solutions to allow 3rd party vendors access to sensitive, internal data.

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Curtis currently works to help promote clean energy solutions by advising on energy policy frameworks and legislation at the state and federal level.

Additionally, he is Founder and Chairman of the Board of CLT Joules, the leading energy technology accelerator and advocacy in Charlotte, North Carolina, and serves on numerous Boards and committees in the community.

"SolarWindow has a great team in place, and I couldn't be happier to be working alongside the people that have developed the company and technology to where it is today," said Watkins. "I especially look forward to the challenges of amplifying the company's mission to turn skyscrapers and tall towers into power generators."

SolarWindow™ boasts a calculated and validated financial payback of less than one year, when modeled for a 50-story building, and shows 50 times more energy output than conventional rooftop solar power systems installed on that same building, according to the company's validated power model.In addition, modeling of a single 50-story installation of the company's proprietary SolarWindow™ modules is calculated to avoid 2.2 million miles of vehicle pollution, 12 times more than compared to conventional PV modules on that same building rooftop. Additional modeling of the same building could reduce equivalent carbon dioxide emissions of 770 acres of forest, compared to today's conventional rooftop PV systems at only 20 to 70 acres, according to engineers.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation, transparent electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The company's Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Ms. Briana L. Erickson toll free at 1-800-213-0689 or visit: www.solarwindow.com.

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Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

For answers to frequently asked questions, please visit our FAQs page:
http://solarwindow.com/investors/faqs/

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Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindowTM technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company's website and the social media channels listed below:

· Facebook
· Twitter

* This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the "company" or "SolarWindow Technologies") believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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